                                                                  EXHIBIT (12)-2

                     POTOMAC ELECTRIC POWER COMPANY (PEPCO)

         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                 PREFERRED AND PREFERENCE DIVIDEND REQUIREMENTS


                                     9 MONTHS                                  12 MONTHS ENDED
                                       ENDED     ----------------------------------------------------------------------------
                                     SEPTEMBER    SEPTEMBER    DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
                                       1995         1995         1994         1993         1992         1991         1990
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                     (THOUSANDS OF DOLLARS)
Net Income........................  $    85,137  $    98,891  $   227,162  $   241,579  $   200,760  $   210,164  $   170,234
Taxes on Income...................       43,541       40,385       93,953       62,145       79,481       80,737       63,360
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Adjusted Net Income...............  $   128,678  $   139,276  $   321,115  $   303,724  $   280,241  $   290,901  $   233,594
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Fixed Charges:
  Interest and Amortization of
   Debt Discount and Expense and
   Premium on all Indebtedness....  $   177,742  $   235,438  $   223,993  $   219,253  $   224,253  $   218,781  $   199,469
  Capitalized Interest............          383          217          521        2,059        2,200        6,542           --
  Interest Factor in Rentals......       20,349       24,150        9,938        9,257        6,599        6,080        4,559
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total Fixed Charges.............  $   198,474  $   259,805  $   234,452  $   230,569  $   233,052  $   231,403  $   204,028
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Preferred and Preference
  Dividend Requirements:
  Preferred and Preference
   Dividends......................  $    12,675  $    16,772  $    16,437  $    16,255  $    14,392  $    12,298  $    10,598
  Income Tax Required.............        6,464        6,877        6,739        4,226        5,757        4,673        3,921
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total Preferred and Preference
   Dividend Requirements..........  $    19,139  $    23,649  $    23,176  $    20,481  $    20,149  $    16,971  $    14,519
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Total Fixed Charges and Preferred
 and Preference Dividend
 Requirements.....................  $   217,613  $   283,454  $   257,628  $   251,050  $   253,201  $   248,374  $   218,547
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings (1)......................  $   326,769  $   398,864  $   555,046  $   532,234  $   511,093  $   515,762  $   437,622
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

Ratio of Earnings to Fixed
 Charges..........................         1.65         1.54         2.37         2.31         2.19         2.23         2.14
Ratio of Earnings to Combined
 Fixed Charges and Preferred
 and Preference Dividend
 Requirements.....................         1.50         1.41         2.15         2.12         2.02         2.08         2.00


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(1) Earnings  consist of adjusted  net income and  total fixed charges excluding capitalized interest.